EXHIBIT 99.1

Press Release www.shire.com

Result of Meeting

Shire Shareholders Vote to Approve combination WITH BAXALTA

Combination Would Create the Global Leader in Rare Diseases

Transaction Expected to Close on June 3rd

Dublin, Ireland – May 27, 2016 – Shire plc (LSE: SHP, NASDAQ: SHPG) today announces that, at a general meeting convened for the purpose, its shareholders have approved proposals relating to Shire’s combination with Baxalta Incorporated, which would create the leading global biotechnology company in rare diseases and other highly specialized conditions.

Shire Chief Executive Officer, Flemming Ornskov, M.D., M.P.H., commented: “We are pleased to take this important step toward completing our combination with Baxalta, and are grateful that our shareholders have voiced their support by approving this transaction. The combination will allow us to realize our goal of building the leading global biotechnology company focused on rare diseases and other highly specialized conditions, offering greater opportunities for our patients, healthcare partners and employees. As our teams continue to plan our integration, we anticipate a smooth and timely transition for all of our stakeholders, and I am excited about what we will be able to achieve together for the benefit of our patients worldwide.”

Under the merger agreement, at closing Baxalta shareholders will receive $18.00 in cash and either 0.1482 Shire ADSs or 0.4446 Shire Ordinary shares per Baxalta share.

The completion of the transaction remains subject to approval by Baxalta shareholders, with a vote scheduled to occur at 7:00 am CST today, and other customary closing conditions. Shire expects the transaction will complete on June 3, 2016.

At the general meeting, all resolutions contained in the Notice of Meeting were decided by poll vote. The results of the poll are as follows:

Resolutions	For (including discretionary votes)%		Against	%	Votes cast as a % of relevant shares in issue	Withheld
Ordinary Resolutions
1. To approve the Merger, allotment of shares and increase in borrowing limit.	420,340,630	93.81%	27,724,473	6.19%	75.52%	1,713,032
2. To authorize the allotment of shares.	414,970,708	92.35%	34,377,524	7.65%	75.73%	429,903

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Special Resolutions
3. To authorize the disapplication of pre-emption rights.	416,265,573	93.36%	29,598,188	6.64%	75.15%	3,914,374
4. To authorize purchases of own shares.	437,094,810	97.28%	12,225,243	2.72%	75.73%	458,082

As at the record date, May 25, 2016, the Company had 593,337,139 Ordinary Shares of 5 pence each in issue (excluding shares held in treasury). Shareholders are entitled to one vote per share. A vote “withheld” is not a vote in law and is not counted in the calculation of the proportion of votes validly cast.

In accordance with Listing Rule 9.6.2R copies of the relevant resolutions passed at the meeting have been submitted to the National Storage Mechanism and will be available for viewing shortly at: www.morningstar.co.uk/uk/nsm.

About Shire

Shire enables people with life-altering conditions to lead better lives.

Shire’s strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

Shire’s focus is on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

FOR FURTHER INFORMATION PLEASE CONTACT:

FOR SHIRE

Investor Relations

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Robert Coates	rcoates@shire.com	+44 1256 894874
Ian Karp	ikarp@shire.com	+1 781 482 9018

Media
Michele Galen	mgalen@shire.com	+1 781 482 1867
Brooke Clarke	brclarke@shire.com	+44 1256 894829

FTI Consulting (Media Advisor to the Company)
Ben Atwell (London)	ben.atwell@fticonsulting.com	+44 20 3727 1000
David Roady (New York) Robert Stanislaro (New York)	david.roady@fticonsulting.com robert.stanislaro@fticonsulting.com	+1 212 850 5600 +1 212 850 5600

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning the financial and strategic benefits of our combination with Baxalta, our 20x20 ambition that targets $20 billion in combined product sales by 2020, as well as other targets for future financial results, capital structure, performance and sustainability of the combined company, the combined company’s future strategy, plans, objectives, expectations and intentions, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	disruption from the acquisition and integration of Baxalta may make it more difficult to conduct business as usual or maintain relationships with patients, physicians, employees or suppliers;

•	the company may not achieve some or all of the anticipated benefits of Baxalta’s spin-off from Baxter International, Inc. (“Baxter”) and the acquisition may have an adverse impact on Baxalta’s existing arrangements with Baxter, including those related to transition, manufacturing and supply services and tax matters;

•	the failure to achieve the strategic objectives with respect to the acquisition of Baxalta may adversely affect the company’s financial condition and results of operations;

•	products and product candidates may not achieve commercial success;

•	product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for the company’s products may affect future revenues, financial condition and results of operations, particularly if there is pressure on pricing of products to treat rare diseases;

•	supply chain or manufacturing disruptions may result in declines in revenue for affected products and commercial traction from competitors; regulatory actions associated with product approvals or changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the successful development of products in various stages of research and development is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect the company’s ability to sell or market products profitably, and fluctuations in buying or distribution patterns by such customers can adversely affect the company’s revenues, financial condition or results of operations;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to the company’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	adverse outcomes in legal matters, tax audits and other disputes, including the company’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the company’s revenues, financial condition or results of operations;

•	Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect the company’s ability to attract and/or retain the highly skilled personnel needed to meet its strategic objectives;

•	failure to achieve the strategic objectives with respect to Shire’s acquisition of NPS Pharmaceuticals Inc. or Dyax Corp. (“Dyax”) may adversely affect the company’s financial condition and results of operations;

•	the company is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on the company’s revenues, financial condition or results of operations;

•	the company may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners;

•	difficulties in integrating Dyax or Baxalta into Shire may lead to the company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

other risks and uncertainties detailed from time to time in Shire’s, Dyax’s or Baxalta’s filings with the Securities and Exchange Commission, including those risks outlined in “ITEM 1A: Risk Factors” in Shire’s and Baxalta’s Annual Reports on Form 10-K for the year ended December 31, 2015.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.